EXHIBIT 99.2
                               MERISEL, INC.
                       UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED BALANCE SHEET

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                                                        HISTORICAL          PRO FORMA         PRO FORMA
                                                     NOVEMBER 30, 1997      ADJUSTMENTS    NOVEMBER 30, 1997
                                                     -----------------      -----------    -----------------

                            ASSETS
CURRENT ASSETS:
     Cash and Cash equivalents......................    48,238             (11,467)(1)       36,771
     Accounts receivable (net allowances of
       $17,455).....................................   164,267                -             164,267
     Inventories....................................   476,036                -             476,036
     Prepaid expenses and other current assets......    12,007               1,000(2)        13,007
     Deferred income tax benefit....................       466                -                 466
                                                    -----------          ------------     ---------
               Total current assets.................   701,014             (10,467)         690,547

PROPERTY AND EQUIPMENT, NET.........................    53,941                -              53,941
COST IN EXCESS OF NET ASSETS
     ACQUIRED, NET..................................    25,466                -              25,466
OTHER ASSETS........................................    10,993              (4,555)(3)        6,438
                                                    ----------           -------------    ---------

               TOTAL ASSETS.........................   791,414             (15,022)         776,392
                                                    ==========           ============     =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts Payable...............................   456,195                -             456,195
     Accrued Liabilities............................    38,971                -              38,971
     Income Taxes Payable...........................     1,668                -               1,668
     Convertible Notes - Current....................   125,004            (125,004)(4)            -
     Long Term Debt - Current.......................     1,698                -               1,698
                                                    ----------         ----------------   ---------

               Total current Liabilities............   623,536            (125,004)         498,532

CONVERTIBLE NOTES - LONG TERM.......................     8,800              (8,800)(5)            -
LONG TERM DEBT......................................   132,004                -             132,004
                                                    ----------         ----------------   ---------
               TOTAL LIABILITIES....................   764,340            (133,804)         630,536

STOCKHOLDERS' EQUITY:
     Preferred Stock................................       -                  -
     Common Stock...................................       361                 440(6)           801
     Additional Paid-in Capital.....................   160,437             122,092(7)       282,529
     Accumulated Deficit............................ (125,889)              (3,750)(8)     (129,639)
     Cumulative Translation Adjustment..............   (7,834)                -              (7,834)
                                                    ----------        ----------------    ----------
               Total Stockholders Equity............    27,074             118,782          145,856

     TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY.......................   791,414             (15,022)         776,392
                                                    ==========         ==============     =========

Footnote
Number        (1)         (2)          (3)             (4)            (5)         (6)        (7)         (8)
                                                                   Convertible             Additional   Accumu-
                         Prepaid                    Convertible      Notes -      Common    Paid-in      lated
              Cash        Assets   Other Assets   Notes - Current   Long Term     Stock     Capital     Deficit

(a). . . .     (6,717)                 (4,555)        (125,004)       (8,800)       440     122,092
(b) . . . .    (4,750)     1,000                                                                        (3,750)
Total . .     (11,467)     1,000       (4,555)        (125,004)       (8,800)       440     122,092     (3,750)
            ==========  ========    ==========    =============    ==========   =======   =========    ========


(a) To reflect the conversion of $133.8 million of convertible debt and the issuance of 44.0 million shares of Common Stock to Phoenix, net of estimated professional and other fees associated with the Conversion of $11.3 million.

(b) To record payment of estimated fees and other costs associated with obtaining a new revolving credit agreement and a remarketing facility related to the 12.5% Notes assuming a substantial portion of the 12.5% Notes were repurchased.

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